Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-160595 on Form N-1A of our reports dated April 17, 2023, relating to the financial statements and financial highlights of Schwab Fundamental Emerging Markets Large Company Index ETF, Schwab Fundamental International Large Company Index ETF, Schwab Fundamental International Small Company Index ETF, Schwab Fundamental U.S. Broad Market Index ETF, Schwab Fundamental U.S. Large Company Index ETF, Schwab Fundamental U.S. Small Company Index ETF, and Schwab U.S. REIT ETF, each a series of Schwab Strategic Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year ended February 28, 2023, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Portfolio Holdings Disclosure” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Denver, Colorado

June 23, 2023